Exhibit 10.2(d)

[Form for Employees]

ATLANTICUS HOLDINGS CORPORATION

NONQUALIFIED STOCK OPTION

COMMON STOCK

(No Par Value)

STOCK OPTION PLAN: Atlanticus Holdings Corporation Second Amended and Restated 2014 Equity Incentive Plan

OPTION FOR THE PURCHASE OF:                      Shares

EXERCISE PRICE PER SHARE: $

DATE OF GRANT:

THIS OPTION AGREEMENT (this “Agreement”), made and entered into this          day of             , 20   , by and between ATLANTICUS HOLDINGS CORPORATION, a Georgia corporation (“Atlanticus”), and                      (the “Grantee”);

W I T N E S S E T H:

WHEREAS, the Atlanticus Holdings Corporation Second Amended and Restated 2014 Equity Incentive Plan (the “Plan”) has been adopted by Atlanticus; and

WHEREAS, the Plan authorizes the Compensation Committee (“Committee”) to cause Atlanticus to enter into a written agreement with the Grantee setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and this Agreement; and

WHEREAS, the Committee desires to make an award to the Grantee consisting of a Nonqualified Stock Option.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, including that provided under any non-compete or similar agreement, the receipt and sufficiency of which are hereby acknowledged, Atlanticus and the Grantee hereby agree as follows:

1. General Definitions. Any capitalized terms herein shall have the meanings set forth in the Plan, and, in addition, for purposes of this Agreement, each of the following terms, when used herein, shall have the meaning set forth below:

(a) “Atlanticus” shall mean Atlanticus Holdings Corporation.

(b) “Common Stock” shall mean the common stock of Atlanticus, no par value per share.

(c) “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(d) “Expiration Date” shall mean the date on which this Option expires pursuant to the provisions of paragraph 4 hereof.

(e) “Option” shall mean the option evidenced by this Agreement, which is intended to be a “nonqualified stock option.”

(f) “Option Price” shall mean the purchase price of each share of Common Stock that may be purchased by the Grantee upon the exercise of this Option, in whole or in part. The Option Price is set forth under “Exercise Price Per Share” on page 1 of this Agreement as adjusted from time to time in accordance with the provisions hereof and in accordance with the terms of the Plan.

(g) “Option Shares” shall mean the aggregate number of shares of Common Stock set forth on page 1 of this Agreement as adjusted from time to time in accordance with the provisions hereof and in accordance with the terms of the Plan.

(h) “Vesting Date” shall mean [the first, second and third anniversaries of the Date of Grant, provided that the Grantee remains continuously employed with Atlanticus or any Affiliate from the Date of Grant through the applicable date [and the performance criteria applicable to the Option Shares that are eligible to vest and become exercisable on such vesting date, set forth in Exhibit A attached hereto, are satisfied]. At any time during the period of this Option commencing with the first anniversary of the Date of Grant, the Grantee may purchase up to 33 1/3% of the shares covered by this Option and may purchase additional increments of 33 1/3% of the Shares covered by this Option on the second and third anniversaries of the Date of Grant, so that this Option will be fully vested on the third anniversary of the Date of Grant [provided that the performance criteria applicable to the Option Shares that are eligible to vest and become exercisable on such vesting date have been satisfied].]

2. Grant of Option. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Grantee shall have the right, at any time after the Vesting Date and on or before the Expiration Date, to purchase the Option Shares.

3. Manner of Exercise. Subject to the terms, conditions, and limitations set forth herein, this Option may be exercised in whole or in part at any time or from time to time after the Vesting Date and on or before the Expiration Date as to any part of the number of whole shares of Common Stock then vested pursuant to the definition of Vesting Date and available under this Option. Such exercise shall be effective only if the Grantee provides a notice of exercise in accordance with instructions of the plan administrator, indicating the number of shares of Common Stock to be purchased and accompanied by payment of the Option Price and any withholding amounts described below. Payment of the Option Price and any such withholding amounts may be made (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock having a Fair Market Value, at the time of exercise, equal to the Option Price and tax withholding amounts; or (iii) through a cashless exercise procedure, as permitted under the Federal Reserve Board’s Regulation T or other net exercise, subject to applicable securities law restrictions and which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Upon any effective exercise of this Option, Atlanticus shall become obligated to issue a certificate or certificates to the Grantee representing the number of shares of Common Stock so purchased. No fractional shares will be issued.

4. Expiration of Option. This Option shall expire, shall become null and void, and shall be of no further force and effect upon the earliest to occur of the following events:

(a) Two months after the date of the Grantee’s resignation or other voluntary termination of his or her employment with Atlanticus and its Affiliates (other than by reason of his or her death or Disability), but during such two month period the Option shall be exercisable only to the extent that it was exercisable as of the date of resignation or termination;

(b) Immediately upon the violation by the Grantee of a term or condition of any non-compete or similar such agreement entered into between the Grantee and Atlanticus, regardless of whether such agreement otherwise is enforceable;

(c) Immediately upon the dismissal of the Grantee from his or her employment with Atlanticus or any Affiliate for Cause at any time;

(d) Two months after the date on which Atlanticus and its Affiliates terminate the Grantee’s employment for any reason other than Cause, provided that during such two month period the Option shall continue to vest in accordance with the vesting schedule set forth in the definition of Vesting Date [and the terms referenced in such definition or, if later, two months from the date the Option became vested and exercisable with respect to the applicable Option Shares];

(e) Six months after the date on which Grantee’s employment with Atlanticus and its Affiliates is terminated by reason of the Grantee’s death or Disability, but during such six month period the Option shall be exercisable only to the extent that it was exercisable as of the date of death or Disability; or

(f) Five years from the Date of Grant.

5. Holder’s Exercise Subject to Compliance with Securities Laws. Notwithstanding the exercise of this Option, in whole or in part, in accordance with all other provisions of this Option, Atlanticus shall have no obligation to honor such exercise and to issue Common Stock pursuant thereto unless (a) the Grantee furnishes Atlanticus an agreement in such form as the Committee may specify in which the Grantee (or any person acting on his or her behalf) represents that the Common Stock acquired by him or her upon exercise is being acquired for investment and not with a view to the distribution thereof, or such other representations as may be required by the Committee in accordance with the advice of legal counsel, unless the Committee shall have received advice from legal counsel that such representation is not required, and (b) such exercise and the issuance of the Common Stock does not violate applicable securities laws.

6. Adjustment of Option Price and Number of Shares That May be Purchased Hereunder. The Option Price and the Option Shares shall be subject to adjustment from time to time by the Committee in accordance with the terms of the Plan in the event of certain changes in the Common Stock or certain corporate transactions affecting the number or value of the shares of Common Stock.

7. Notice of Adjustments. Upon the occurrence of any adjustment of the Option Price, or any increase or decrease in the Option Shares, then, and in each such case, Atlanticus, within 30 days thereafter, shall give written notice thereof to the Grantee at the address of the Grantee as shown on the books of Atlanticus, which notice shall state the Option Price as adjusted and the increased or decreased number of Option Shares, setting forth in reasonable detail the method of calculation of each.

8. Assignment. This Option may only be transferred or assigned in accordance with the terms of the Plan.

9. No Right to Continued Employment. This Option does not confer upon the Grantee the right to continued employment with Atlanticus or any Affiliate, nor shall it interfere with the right of Atlanticus or any Affiliate to terminate his or her employment at any time.

10. Miscellaneous.

(a) Atlanticus covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise of this Option, a sufficient number of shares of Common Stock to permit the exercise of this Option in full.

(b) The terms of this Option shall be binding upon and shall inure to the benefit of any successors or assigns of Atlanticus and of the Grantee.

(c) The Grantee shall not be entitled to vote or to receive dividends with respect to any Common Stock that may be, but has not been, purchased under this Option and shall not be deemed to be a shareholder of Atlanticus with respect to any such Common Stock for any purpose.

(d) This Option has been issued pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Grantee hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Agreement, the provisions of the Plan shall govern.

(e) This grant is intended to be a Non-409A Award under the Plan.

(f) This Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, Atlanticus and the Grantee have executed this Agreement as of the day and year first above written.

ATLANTICUS HOLDINGS CORPORATION

By:

Its:

GRANTEE: